                                                                    Exhibit 16.2

November 5, 2009

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

I have read the  statements  about my firm included under Item 4 in the Form 8-K filing dated November 5, 2009 of Wollemi Mining Corp. and I am in agreement with the statements contained therein.

Very truly yours,

/s/ Chang G Park
----------------------------
Chang G. Park, CPA